Exhibit 99.3

JOINT FILERS’ SIGNATURES

Dated: May 12, 2011	WARBURG PINCUS PARTNERS, LLC By: Warburg Pincus & Co., its Managing Member By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Partner
Dated: May 12, 2011	WARBURG PINCUS & CO. By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Partner
Dated: May 12, 2011	WARBURG PINCUS LLC By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Managing Director
Dated: May 12, 2011	CHARLES R. KAYE By: /s/ Scott A. Arenare Name: Charles R. Kaye By: Scott A. Arenare, Attorney-in-Fact*
Dated: May 12, 2011	JOSEPH P. LANDY By: /s/ Scott A. Arenare Name: Joseph P. Landy By: Scott A. Arenare, Attorney-in-Fact**
* The Power of Attorney given by Mr. Kaye was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc. and is hereby incorporated by reference.

** The Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc. and is hereby incorporated by reference.